EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, the Chief Financial Officer of Campbell & Company, Inc. as managing operator, of The Campbell Fund Trust, certify that (i) the Form 10K for the year ended December 31, 2010 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST
By: Campbell & Company, Inc., managing operator

By:	/s/ Gregory T. Donovan Gregory T. Donovan
Chief Financial Officer
March 31, 2011

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